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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 09, 2004


                        STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                  0-14938                     54-1272589
     --------                  -------                     ----------
(State or other              (Commission                  (IRS Employer
  jurisdiction of            File Number)               Identification No.)
  incorporation)


1641 Fairystone Park Highway, Stanleytown, Virginia         24168
---------------------------------------------------         -----
      (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (276) 627-2000
                                                    --------------



------------------------------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)














ITEM 7.  Financial Statements and Exhibits

    (c)  Exhibits

         The following exhibit is furnished as a part of this report.

         99.1     Press release dated March 9, 2004.

ITEM 9.  Regulation FD Disclosure

         On March 9, 2004, the Registrant issued a press release announcing revised expecations for revenues and earnings for the first quarter of 2004. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.








SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         STANLEY FURNITURE COMPANY, INC.

   March 09, 2004                        By: /s/Jeffrey R. Scheffer
   --------------                            ----------------------
       Date                                  Jeffrey R. Scheffer
                                             President and Chief Executive
                                             Officer















                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE:             CONTACT: DOUGLAS I. PAYNE
March 9, 2004                               Executive Vice President -
                                            Finance and Administration
                                            (276) 627-2157
                                            e-mail:dpayne@stanleyfurniture.com

                                            ANITA W. WIMMER
                                            Treasurer
                                            (276) 627-2446
                                            e-mail:awimmer@stanleyfurniture.com


            STANLEY FURNITURE EXPECTS HIGHER THAN ANTICIPATED REVENUE
                   AND EARNINGS FOR THE FIRST QUARTER OF 2004

STANLEYTOWN, VA, March 9, 2004/PRNewswire/ -- Stanley Furniture Company, Inc. (Nasdaq-NNM:STLY) announced today that first quarter 2004 sales are now anticipated to be better than previously expected, and earnings per share are expected to be in the range of $.66 to $.69, exceeding the previous guidance range of $.58 to $.63.

"The sales momentum we experienced toward the end of 2003 has continued into the first quarter of 2004 and we now expect sales to increase 11% to 13% for the first quarter of 2004 compared to the first quarter of 2003," commented Jeffrey
R. Scheffer, president and chief executive officer. "We will provide second quarter and update our full year guidance when we announce first quarter earnings on April 13, 2004," Scheffer concluded.

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, VA and Robbinsville and Lexington, NC. Its common stock is traded on the Nasdaq stock market under the symbol STLY.

Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include competition in the furniture industry including competition from lower-cost foreign manufacturers, the Company's success in implementing its blended strategy of expanded offshore sourcing and domestic manufacturing, disruptions in offshore sourcing including those arising from supply or distribution disruptions or changes in political or economic conditions affecting the countries from which the Company obtains offshore sourcing, international trade policies of the United States and countries from which the Company obtains offshore sourcing, the cyclical nature of the furniture industry, fluctuations in the price for lumber which is the most significant raw material used by the Company, fluctuations in foreign freight cost, credit exposure to customers, capital costs and general economic conditions. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.